    United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: October 20, 2003

Commission File Number: 000-28767

Anza Innovations, Inc.

Nevada	88-0403070

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

12510 East Sprague, Spokane, Washington	99216

(Address of principal executive offices)	(Zip Code)
(509) 448-6245
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:     None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. The following Directors David G. Stevenson and George D. Hennessey, resigned their positions on the Board of Directors and as officers of the Company. Mr. Henderson will assume the duties as sole Officer and Director.

The Company will continue to focus its operations on acquiring mining projects in the United States and China.

Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits. None

Item 8. Change in Fiscal Year. None

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Item 9. Regulation FD Disclosure. None

Item 10. Amendments to the Registrants Code of Ethics, or Waiver of a provision of the Code of Ethics. None

Item 11. Temporary Suspension of Trading under Registrants Employee Benefits Plan. None

Item 12. Results of Operations and Financial Condition. None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated: November 3, 2003

/s/James E. Henderson
James E. Henderson
Sole Officer & Director

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Anza Innovations, Inc.
a Nevada Corporation

MINUTES OF THE BOARD OF DIRECTORS

October 20, 2003

Settlement of debt and issuance of common stock

On October 13, 2003 the Board of Directors for Anza Innovations, Inc. held a meeting of its Board of Directors. The members of the Board, David G. Stevenson, George D. Hennessey, and James E. Henderson made the following motions and accepted the following resolutions.

  MOTION: George Hennessey and David Stevenson have tendered their resignations to the Board of Directors. They have also surrendered the their respective stock certificates for 25,000 shares of restricted common stock.

  RESOLUTION: James Henderson, as sole member of the Board of Directors of Anza Innovations, Inc. has agreed to accept the resignations of Messrs. Stevenson and Hennessey and directs the Company’s transfer agent, Madison stock transfer to cancel their respective certificates.

Signed and dated this 20 th day of October, 2003

/s/James E. Henderson
James E. Henderson
Sole Officer & Director

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